Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-188824; 333-177246; 333-159723; 333-155564; 333-149017; 333-143231; 333-134519; 333-116632; 333-101983; 333-68074; 333-56373; 333-32547; and 333-07177) of Teradyne, Inc. of our report dated March 1, 2017 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 1, 2017